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                            CERTIFICATE OF FORMATION
                                       OF
                                MIAMI THEATRE LLC

                                    ARTICLE I

                                      NAME

      The name of the limited liability company is MIAMI THEATRE LLC (the "Company").

                                   ARTICLE II

                       INITIAL REGISTERED OFFICE AND AGENT

      The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801 and the name of the initial registered agent of this Company at that address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 25th day of November, 1998.


                                       By: /s/ John Mackie
                                           -------------------------------------
                                       Print Name:  John Mackie
                                                    ----------------------------
                                       Print Title: Authorized Person
                                                    ----------------------------